EXHIBIT 10.4

JONES LANG LASALLE INCORPORATED RESTRICTED STOCK UNIT AWARD AGREEMENT
(Under the Amended and Restated Stock Award and Incentive Plan)

THIS RESTRICTED STOCK UNIT AWARD (“RSU Award”) is granted by JONES LANG LASALLE INCORPORATED (the "Company") to the Grantee, pursuant to the Company's Amended and Restated Stock Award and Incentive Plan (the “Plan”). The following table establishes the basic information regarding this RSU Award, and the remaining sections of this Agreement establish the terms and conditions of this RSU Award under the Plan. This RSU Award is subject to such terms and conditions and to the further terms and conditions contained in the Plan. For purposes of this Agreement, all capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Plan. By accepting this RSU Award, the Grantee accepts all such terms and conditions.

1. Number of shares of Stock with respect to which Grantee is granted Restricted Stock Units (“RSU”)	As reflected in your online account at the Company’s stock plan record keeper.
2. Time of vesting**
The RSU vests contingent upon your continued service with the Company (see vesting schedule as reflected in your online account at the Company’s stock plan record keeper, incorporated herein by reference) after which you have full rights to receive the underlying shares. The vesting of the shares is subject to the termination conditions detailed below, and those other terms described in the Plan and this Agreement.

3. Conditions in the Event of Termination**

- Termination by Reason of Death, Total and Permanent Disability - the RSU Award will continue to vest.

- Termination by Reason of Retirement - the RSU Award will continue to vest subject to vesting rules for retirement.

- Voluntary Resignation, Involuntary Termination or Termination for Cause - any unvested portion will be forfeited.

1.    DEFINITIONS

(i)
“Cause” means failure to perform the Grantee’s job responsibilities in good faith, falsification of Company records, theft, failure to cooperate with an investigation, use or distribution on the premises of the Company or any of the Company’s subsidiaries of illegal drugs, conviction of any crime against the Company, any of the Company’s subsidiaries or any of their employees or other violations of the Company’s Code of Business Ethics.

(ii)
“Data” means personal information about the Grantee, including the Grantee’s name, home address and telephone number, date of birth, social security number or identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all RSU Awards or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of managing and administering the Plan.

(iii)	“Retirement” has the meaning set forth in the Plan.

(iv)	“Stock” means shares of the common stock, par value $0.01 per share, of the Company.

(v)
“Total and Permanent Disability” means a disability qualifying the Grantee to receive benefits under the applicable total and permanent disability income plan provided by the Company or the subsidiary of the Company which employs Grantee.

2.    ACKNOWLEDGMENT AND WAIVER

By entering into this RSU Award Agreement, the Grantee acknowledges that:

(i)
the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time and the Company, in its discretion, shall have the power and authority to (a) determine which (if any) individuals rendering services or employed outside the United States are eligible to participate in the Plan; (b) determine which non-United States-based operations (e.g., subsidiaries, branches, representative offices) participate in the Plan; (c) modify the terms and conditions of any RSU Awards made to such eligible individuals, or with respect to such non-United States-based operations; and (d) establish sub-plans, modified exercise, payment and other terms and procedures to the extent deemed necessary or desirable by the Company;

(ii)
although RSUs vest on a particular date, it may take additional time to process the vesting, resulting in the underlying shares of Stock not actually being available to the Grantee until sometime after the vesting date, and the Grantee acknowledges that he/she assumes any risk in share price between the vesting date and the date the shares are delivered to his/her account;

(iii)	this RSU Award is a one-time benefit which does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs;

(iv)
all determinations with respect to any such future grants, including, but not limited to, the times when RSU Awards shall be granted, the number of shares subject to each RSU Award, the grant price, and the time or times when each RSU Award shall be issuable, will be at the sole discretion of the Company;

(v)
the Grantee’s participation in the Plan shall not create a right to further employment or service with the Company or the Grantee’s employer and shall not interfere with the ability of the Company or the Grantee’s employer to terminate the Grantee’s employment relationship or service agreement at any time with or without cause;

(vi)
the value of this RSU Award is an extraordinary item of compensation which is outside the scope of the Grantee’s employment or service contract, if any, and is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, long-service awards, or similar payments;

(vii)	the future value of the underlying shares of Stock is unknown and cannot be predicted with certainty and if the value of the underlying Stock decreases in value, so will the value of this RSU Award;

(viii)
this RSU Award has been granted to the Grantee in the Grantee’s status as an employee of his or her employer, or other service provider, and can in no event be understood or interpreted to mean that the Company is the Grantee’s employer or that the Grantee has an employment or contract relationship with the Company; provided, however, that this provision shall not affect any Grantee who is actually employed by the Company;

(ix)
the ultimate liability for any and all tax, social insurance and any other payroll tax (“tax-related items”) withholding and reporting obligations are and remain the Grantee’s responsibility and liability and that the Company (i) makes no representations nor undertakings regarding treatment of any tax-related items in connection with any aspect of the RSU Award, including the grant, vesting or issuance of the RSUs and the subsequent sale of Stock acquired; and (ii) does not commit to structure the terms of the grant or any aspect of this RSU Award to reduce or eliminate the Grantee’s liability regarding tax-related items; and

(x)	the terms and conditions of this RSU Award shall be governed by and construed in accordance with the laws of the State of Illinois, USA, without taking into account any conflicts of laws provisions.

3. NON-TRANSFERABILITY

This RSU Award is nontransferable otherwise than by the laws of descent and distribution on death.

4. RESTRICTED UNITS, DIVIDEND EQUIVALENTS AND STOCK SPLITS

Subject to such rules as may be adopted by the Company and to the discretion of the Company, this RSU Award may be paid in an equal number of shares of Stock or in cash in the amount of the fair market value of the RSUs based upon the closing price of Stock on the New York Stock Exchange on the trading day immediately preceding the day on which the RSUs vest. Dividend equivalents, if any, paid with respect to Restricted Stock Units prior to vesting will be made at the discretion of the Board of Directors, in cash or Stock, and additional Restricted Stock Units will be received by the Grantee in the case of a Stock split.

5. DATA PRIVACY CONSENT

The Grantee consents to the collection, use and transfer of Data as described in this paragraph. The Grantee understands that the Company and/or its Subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Grantee’s participation in the Plan or any other plan of the Company (through this RSU Award and any other award which may have been or be in the future granted under the Plan or any such other plan), and that the Company and/or any of its Subsidiaries may each further transfer Data to any third parties assisting the Company in the Economic Area, or elsewhere, such as the United States or Canada. The Grantee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan or any other plan of the Company (through this RSU Award and any other award which may have been or be in the future granted under the Plan or any such other plan), including any requisite transfer to a broker or other third party with whom the Grantee may elect to deposit any Stock acquired upon issuance of Stock in accordance with this RSU Award or any other award and such Data as may be required for the administration of the Plan or any other plan of the Company and/or the subsequent holding of Stock on his or her behalf. The Grantee understands that he or she may, at any time, view Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting his or her local Human Resources representative. Withdrawal of consent may, however, affect Grantee’s ability to realize benefits from this RSU Award or other awards.

6. RIGHTS AS A STOCKHOLDER

The Grantee of this RSU Award will have no rights as a shareholder with respect to any shares of Stock covered by the award except as expressly contained or provided for in the award agreement or the Plan until the vesting of the award.

_____________________
**Note that certain changes to either or both of (1) the post-vesting holding and (2) retirement provisions may be made in the agreements provided to members of the Global Executive Board from time to time to conform to requirements of specific grants under applicable compensation plans.